Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE (AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING THESE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNDER APPLICABLE STATE SECURITIES LAWS

FORM OF 5% CONVERTIBLE SENIOR SECURED PROMISSORY NOTE

(Series $5.0 Million 2011)

                    , 2011

For value received MiMedx Group, Inc., a Florida corporation (the “Company” or “Borrower”), promises to pay to the order of             (“Lender”) the principal sum of             Thousand and No/100 U.S. Dollars together with simple interest on the unpaid principal amount of this Note at the rate of five percent (5%) per annum. Interest shall be due and payable quarterly in arrears on the fifteenth day of each April, July, October, and January hereafter until the Note is paid in full. Any payment of principal or, to the extent permitted by law, interest that is not paid by the due date shall thereafter bear interest at the annual rate of twelve percent (12%) until paid in full. If the Borrower has not prepaid this Note in full prior to December 31, 2012, the Borrower shall pay to the Lender an additional interest payment in the amount of five percent (5%) of the amount of the principal of the Note outstanding on December 31, 2012. Such additional interest payment shall be paid with the regular interest payment due on January 15, 2013. No part of such additional interest payment shall apply to any other principal or interest obligations under the Note. The outstanding principal balance and all accrued interest shall be due and payable in full on December 31, 2013 (the “Maturity Date”). Interest shall begin to accrue on the date hereof (or, if later, the date the principal of this Note is received by the Borrower) and shall continue to accrue on the outstanding principal amount hereof until converted into common stock of the Borrower (the “Common Stock”) as provided herein, or until the payment in full of all amounts due under this Note, whichever occurs first. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All payments of principal of, or interest on, the Note shall be made in Federal or other funds immediately available to the Lender at the address set forth below not later than 5:00 p.m., Atlanta, Georgia time. Funds received after 5:00 p.m. shall be deemed to have been paid on the next following business day. Whenever any payment of principal of, or interest on, the unpaid amount under this Note shall be due on a day which is not a business day, the date for payment thereof shall be extended to the next succeeding business day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. Upon payment in full of the amount of all principal and interest payable hereunder (whether in cash or Common Stock upon a Voluntary Conversion, as defined below), this Note shall be surrendered to the Borrower for cancellation. This Note is secured by a security interest in the Collateral, as defined in, and subject to the terms of, that certain Security and Intercreditor Agreement of even date herewith (the “Security Agreement”).

1. This Note is issued pursuant to that certain 5% Convertible Senior Secured Promissory Note Subscription Agreement (Series $5.0 Million 2011) dated as of             , 2011, (the “Note Subscription Agreement”) between the Lender and the Borrower, and is subject to its terms and conditions. However, in the event of any conflict between the terms of this Note and the Note Subscription Agreement, the terms of this Note shall govern. This Note shall be pari passu as to payment and lien priority rights, ratably with all other purchasers who have executed or hereafter shall execute Subscription Agreements with the Borrower pursuant to the offering of 5% Convertible Senior Secured Promissory Notes (Series $5.0 Million 2011) (the “Other Notes”), and with Parker H. Petit, pursuant to the loan heretofore made by him to Borrower in the original principal amount of $3.6 million, as adjusted, pursuant to that certain 5% Convertible Senior Secured Promissory Note dated March 31, 2011, (the “Prior Loan”) as more particularly described in the Security Agreement.

2. This Note is convertible, in whole but not part, into Common Stock at any time upon the election of the Lender into that number of shares of Common Stock equal to the quotient of (a) the outstanding principal amount and accrued interest of this Note as of date of such election, divided by (b) $1.00, subject to adjustment as herein provided (such denominator, as adjusted, being herein called the “Conversion Price”). Such voluntary election to convert by Lender is herein called a “Voluntary Conversion.”

3. Notwithstanding the other terms and conditions of this Note, in the event of a “Change in Control Transaction” (as hereinafter defined) which occurs prior to any other Voluntary Conversion, then, effective immediately upon the consummation of such Change in Control Transaction, the outstanding principal balance and all accrued and unpaid interest under this Note shall be due and payable in full. As used herein, the term “Change in Control Transaction” means any of the following transactions: (A) a share exchange, consolidation or merger of the Borrower with or into any other entity or any other corporate reorganization whether or not the Borrower is the surviving entity (unless the stockholders of the Borrower immediately prior to such share exchange, consolidation, merger or reorganization hold in excess of fifty percent (50%) of the general voting power of the Borrower or the surviving entity, as the case may be, immediately after the closing of such transaction); (B) a transaction or series of related transactions in which in excess of fifty percent (50%) of the Borrower’s general voting power is transferred to a third party (or group of affiliated third parties) that were not previously stockholders of the Borrower; or (C) a sale of all or substantially all of the assets of the Borrower (unless the stockholders of the Borrower immediately prior to such sale hold in excess of fifty percent (50%) of the general voting power of the purchasing party or parties). The determination of “general voting power” shall be based on the aggregate number of votes that are attributable to outstanding securities entitled to vote in the election of directors, general partners, managers or persons performing analogous functions to directors of the entity in question, without regard to contractual arrangements that establish a management structure or that vest the right to designate directors in certain parties.

4. Upon the occurrence of a Voluntary Conversion, the applicable amount of outstanding principal and accrued and unpaid interest under this Note shall be converted into Common Stock of the Borrower at the Conversion Price, without any further action by the Lender and whether or not the Note is surrendered to the Borrower or its transfer agent. Upon and after a Voluntary Conversion, the Borrower shall have no further obligation to make any payment of principal, interest or other amounts under the Note. The Borrower shall not be obligated to issue certificates evidencing the shares of the Common Stock issuable upon such conversion unless and until such Note is either delivered to the Borrower or its transfer agent, or Lender notifies the Borrower or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Borrower to indemnify the Borrower from any loss incurred by it in connection with such Note. The Borrower shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at such office to the Lender, a certificate or certificates for the securities to which Lender shall be entitled and a check payable to the Lender in the amount of any cash amounts payable as the result of a conversion into fractional shares, as determined by the board of directors of the Borrower. Such conversion shall be deemed to have been made concurrently with the close of the Voluntary Conversion. The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date.

5. In case the Company shall at any time split or subdivide its outstanding shares of Common Stock into a greater number of shares or issue a stock dividend (including any distribution of stock without consideration) or make a distribution with respect to outstanding shares of Common Stock or convertible securities payable in Common Stock or in convertible securities, the Conversion Price in effect immediately prior to such subdivision or stock dividend or distribution shall be proportionately reduced and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, in each case, by multiplying the then effective Conversion Price by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision, stock dividend, distribution or combination (determined on a fully diluted basis), and the denominator of which shall be the total number of shares of Common Stock, immediately after such subdivision, stock dividend, distribution or combination (determined on a fully diluted basis), and the product so obtained shall thereafter be the Conversion Price. For purposes of this Note, “on a fully diluted basis” means that all issued and outstanding capital stock of the Company, including all convertible securities, and all outstanding options and warrants, whether or not vested, shall be taken into account.

Upon each adjustment of the Conversion Price as provided above in this Section 5, the Lender shall thereafter be entitled to convert, at the Conversion Price resulting from such adjustment, this Note into the number of shares (calculated to the nearest share as provided below) obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares into which this Note is convertible pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Conversion Price immediately after such adjustment.

In case of any capital reorganization, or of any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a split-up or combination), this Note shall, after such capital reorganization or reclassification of capital stock, entitle the Lender to convert this Note into the kind and number of shares of stock or other securities or property of the Company or of the corporation resulting from such reorganization or reclassification, as the case may be, to which the Lender would have been entitled if such Lender had converted into Common Stock issuable upon the conversion hereof immediately prior to such capital reorganization or reclassification of capital stock, and, in any such case, appropriate provision shall be made with respect to the rights and interests of the Lender to the end that the provisions thereof (including without limitation provisions for adjustment of the Conversion Price and of the number of shares obtainable upon the conversion of this Note, shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise of the rights represented hereby.

Upon any adjustment of the Conversion Price, then the Company shall give notice thereof to the Lender, which notice shall state the Conversion Price and the Termination Price in effect after such adjustment and the increase, or decrease, if any, in the number of shares of Common Stock into which this Note is convertible at the Conversion Price, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

Upon each computation of an adjustment in the Conversion Price and the number of shares which may be obtained upon conversion hereof, the Conversion Price shall be computed to the nearest cent (i.e. fraction of .5 of a cent, or greater, shall be rounded to the next highest cent) and the number of shares which may be obtained upon conversion of this Note shall be calculated to the nearest whole share (i.e. fractions of less than one half of a share shall be disregarded and fractions of one half of a share, or greater, shall be treated as being a whole share). No such adjustment shall be made however, if the change in the Conversion Price would be less than $.001 per share, but any such lesser adjustment shall be made (i) at the time and together with the next subsequent adjustment which, together with any adjustments carried forward, shall amount to $.001 per share or more, or (ii) if earlier, upon the third anniversary of the event for which such adjustment is required.

The Company hereby also agrees that the adjustment principles and methodology set forth above in this Section 5 shall apply to the closing trading price referred to in Section 3 (herein called the “Termination Price”) of that certain Second Contingent Warrant as identified in the Note Subscription Agreement. In the event of the occurrence of any event identified in this Section 5 that would result in adjustment to the Conversion Price, corresponding appropriate adjustments shall be made to the Termination Price in the Second Contingent Warrant.

6. Company may prepay the principal amount of this Note and accrued interest hereunder, in whole or part, at any time prior to the Maturity Date upon not less than thirty (30) days’ notice to Lender.

7. If there shall be any Event of Default (as defined below) hereunder, subject to the terms and conditions of the Security Agreement, upon the election of the Collateral Agent (as defined in the Security Agreement), with the consent of the holders of a majority of the outstanding principal amounts of the Notes, the Other Notes and the Prior Loan, upon written notice to the Company (which notice shall not be required in the case of an Event of Default under Sections 7(b) or 7(c)), this Note shall accelerate and all principal and unpaid accrued interest shall become immediately due and payable. Additionally, upon the occurrence of an Event of Default, and subject to the terms and conditions of the Security Agreement and on behalf of the Lenders, the Collateral Agent may exercise the Lenders’ rights as a secured party, or take or decline to take, any other action, with respect to the Collateral and the enforcement of the Notes. Company shall pay all reasonable attorneys’ fees and court costs actually incurred by the Collateral Agent in enforcing and collecting this Note.

The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a) Company fails to pay timely any principal and accrued interest or other amounts due under this Note on the date the same becomes due and payable, and such amount remains unpaid for a period of ten (10) business days after written notice thereof from Lender;

(b) Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(c) An involuntary petition is filed against Company (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect), or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Company.

8. Any term of this Note may be amended or waived with the written consent of the holders of two thirds (2/3) of the outstanding principal amounts of this Note and the Other Notes, provided that any amendment hereof requires the consent of the Borrower, and further provided that this Note may not be amended if it disproportionately affects the Lender hereof, without the consent of Lender of this Note. Upon the effectuation of such waiver or amendment in conformance with this Section 8, the Company shall promptly give written notice thereof to the record holders of the Notes who have not previously consented thereto in writing.

9. This Note shall be governed by construed and under the laws of the State of Georgia, without giving effect to conflicts of laws principles. The Borrower and the Lender hereby submit to the jurisdiction of any Georgia State or Superior Court sitting in Cobb County, Georgia or the United States District Court for the Northern District of Georgia, over any action or proceeding arising out of or relating to this Note, the Security Agreement, or any of the other documents issued in connection therewith, and hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in such Georgia State Court, Superior Court or Federal Court. Each of the Borrower and the Lender further waives any objection to venue in such court and any objection to an action or proceeding in such court on the basis of a non-convenient forum, and further agrees that any action or proceeding brought against the other party hereto shall be brought exclusively in one of such courts. Each of the Borrower and the Lender hereby further agrees to waive the right to a jury trial of any claim or cause of action based upon or arising out of this Note, the Security Agreement, or any other documents issued in connection therewith.

10. Nothing contained in this Note shall be construed as conferring upon the Lender or any other person the right to vote or to consent or to receive notice as a stockholder of the Borrower.

11. This Note may be transferred only upon (a) its surrender by Lender to the Borrower for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Borrower and (b) compliance with applicable provisions of the Note Subscription Agreement, including (without limitation) the Borrower’s receipt, if it so requests, of an opinion of counsel as set forth in the Note Subscription Agreement. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Borrower’s obligation to pay such interest and principal.

12. The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto.

13. All notices, requests and other communications shall be in writing and shall be given at the address set forth below or such other address as such party may hereafter specify for the purpose by notice to the other party: (i) if to the Borrower, at 60 Chastain Center Blvd., Suite 60, Kennesaw, GA 30144; Attn: General Counsel, and to the Lender as shown on the Signature Page hereto. Each such notice, request or other communication shall be effective upon delivery (A) if given by personal delivery, (B) by certified mail, return receipt requested, (C) by overnight national courier to the address specified herein.

COUNTERPART SIGNATURE PAGE FOLLOWS

5% CONVERTIBLE SENIOR SECURED PROMISSORY NOTE

(Series $5.0 Million 2011)

COUNTERPART SIGNATURE PAGE

This Note is hereby issued to Lender as of the date first above written.

MiMedx Group, Inc.

By:
Name:
Title:

Acknowledged and Agreed to by Lender:

Principal Amount of Note: $

Signature for Corporate, Partnership, or other Entity Lender:	Signature for Individual Lender:

(Print Name of Entity)	(Signature)

By:	Print Name:
Print Name:
Print Title:

Address: